UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 1, 2012

NEUTRAL TANDEM, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33778	31-1786871
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

550 West Adams Street

9th Floor

Chicago, Illinois 60661

(Address of principal executive offices, including Zip Code)

(312) 384-8000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective October 1, 2012, the Board of Directors of Neutral Tandem, Inc. d/b/a Inteliquent (the “Company”) appointed David Zwick as the Company’s Chief Financial Officer and Executive Vice President. Mr. Zwick will also serve as the Company’s principal financial officer and principal accounting officer. The Company’s Board of Directors also approved an employment agreement with Mr. Zwick, which is effective as of October 1, 2012 and supersedes the terms of his existing employment arrangement with the Company.

The employment agreement with Mr. Zwick is for a term of three years, commencing October 1, 2012, and will renew automatically for one-year terms unless Mr. Zwick or the Company provides prior notice of non-renewal of the agreement. The employment agreement provides for an annual salary of $280,000 and a discretionary annual incentive cash bonus. If Mr. Zwick’s employment is terminated by the Company without cause, or terminated by Mr. Zwick for good reason or for any reason following the Company’s delivery of a notice of non-renewal of the agreement, the Company will be obligated to pay to Mr. Zwick any unpaid base salary through the date of termination, any accrued vacation pay and severance equal to twelve months’ base salary at the salary rate in effect on the date of termination. If, within twelve months following a change of control, Mr. Zwick’s employment is terminated by the Company without cause, or terminated by Mr. Zwick for good reason or for any reason following the Company’s delivery of a notice of non-renewal of the agreement, the Company will be obligated to pay to Mr. Zwick any unpaid base salary through the date of termination, any accrued vacation pay and severance equal to twenty-four months’ base salary at the salary rate in effect on the date of termination. In the event Mr. Zwick dies, becomes disabled or his employment terminates for any other reason, the Company will be obligated to pay Mr. Zwick any unpaid base salary through the date of termination, any unused vacation pay accrued through the date of termination and any unreimbursed business expenses. During the employment period and through the first anniversary of the date of Mr. Zwick’s termination, Mr. Zwick will be prohibited from directly or indirectly competing with the Company.

A copy of Mr. Zwick’s employment agreement is attached hereto as Exhibit 10.1 and is incorporated herein by reference. The foregoing description of the material terms of Mr. Zwick’s employment agreement does not purport to be complete and is qualified by reference to such exhibit.

Mr. Zwick, 42, was appointed as the Company’s Senior Vice President of Business Development in August 2011, a position he held until his appointment as the Company’s Chief Financial Officer and Executive Vice President. As the Company’s Senior Vice President of Business Development, Mr. Zwick was responsible for the Company’s corporate strategy, mergers and acquisitions, business development and strategic alliances. From 1998 until 2011, Mr. Zwick was a senior investment banker in the Global Communications & Media group at Lehman Brothers and Barclays Capital. Mr. Zwick holds a B.A. in Finance (with honors) from the University of Illinois and an M.B.A. from Northwestern University’s J.L. Kellogg School of Management, and is a Certified Public Accountant.

Item 7.01. Regulation FD Disclosure.

On October 4, 2012, the Company issued a press release announcing the appointment of Mr. Zwick as the Company’s Chief Financial Officer and Executive Vice President. A copy of the press release is attached hereto as Exhibit 99.1.

In accordance with General Instruction B.2 of Form 8-K, the information in this Item 7.01, including the press release attached hereto as Exhibit 99.1 announcing Mr. Zwick’s appointment, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Employment Agreement dated October 1, 2012 by and between the Company and David Zwick.

99.1	Press release issued October 4, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEUTRAL TANDEM, INC.

Date: October 4, 2012	/s/ Richard L. Monto
Name: Richard L. Monto
Title: General Counsel, Senior Vice President and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description
10.1	Employment Agreement dated October 1, 2012 by and between the Company and David Zwick.

99.1	Press release issued October 4, 2012.